Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

CELCUITY INC.

The undersigned, being of full age, for the purpose of forming a corporation under and pursuant to the Delaware General Corporation Law, as amended (the “DGCL”), hereby adopts the following Certificate of Incorporation:

ARTICLE 1
NAME

The name of the corporation is Celcuity Inc.

ARTICLE 2
REGISTERED OFFICE AND AGENT

The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

ARTICLE 3
PURPOSE

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE 4
CAPITAL STOCK

4.1 The aggregate number of shares the corporation has authority to issue is 50,000,000 shares, par value of $0.001 per share, consisting of 45,000,000 shares of Common Stock and 5,000,000 shares of undesignated Preferred Stock. The Board of Directors of the corporation has the authority, without first obtaining approval of the stockholders of the corporation or any class thereof, to establish from the undesignated shares of Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more series of Preferred Stock and to fix the number of shares, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such class or series.

4.2 The Board of Directors is expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the votes represented by all outstanding shares of stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

4.3 Unless and except to the extent set forth in a resolution adopted and filed in the manner provided by law establishing one or more series of Preferred Stock, no holder of shares of the corporation of any class or series now or hereafter authorized has any preferential or preemptive right provided under applicable law to subscribe for, purchase or receive any shares of the corporation of any class or series now or hereafter authorized, or any options or warrants for such shares, that may at any time be issued, sold or offered for sale by the Company.

4.4 No holder of shares of the Company of any class now or hereafter authorized will be entitled to cumulative voting.

ARTICLE 5
MEETINGS AND BOOKS

5.1 Meetings of the stockholders may be held within or outside the State of Delaware, as the Bylaws may provide.

5.2 Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

5.3 The books of the corporation may be kept within or (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

ARTICLE 6
INCORPORATOR

The name and mailing address of the incorporator are as follows:

Annette Peterson-Igbinovia

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, MN 55402-1425

ARTICLE 7
DIRECTORS

7.1 The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors then constituting the Board of Directors.

7.2 The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

7.3 To the fullest extent permitted by law, any past or present director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to, modification of or repeal of this Article 7 will apply to or have any effect on the liability or alleged liability of any past or present director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE 8
BYLAWS

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

ARTICLE 9
SHAREHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the corporation must be effected at an annual or special meeting of stockholders called in accordance with the Bylaws and may not be effected by any consent in writing by such stockholders pursuant to Section 228 of the DGCL or any other provision of the DGCL.

ARTICLE 10
AMENDMENT

10.1 The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, except as provided in Section 10.2, and all rights conferred upon the stockholders herein are granted subject to this reservation.

10.2 Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles 5, 7, 8, 9 and 10.

THE UNDERSIGNED, being the incorporator named herein, for the purpose of forming a corporation pursuant to the DGCL, makes this Certificate, hereby declaring and certifying that this is his or her act and deed and the facts herein stated are true, and accordingly has hereunto set his or her hand on September 15, 2017.

/s/ Annette Peterson-Igbinovia
Annette Peterson-Igbinovia, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CELCUITY INC.

Celcuity Inc., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law, as amended, through its duly authorized officer and by the authority of its Board of Directors does hereby certify that:

FIRST: The name of the corporation is Celcuity Inc. (the “Corporation”).

SECOND: The Corporation’s Certificate of Incorporation was originally filed with the Delaware Secretary of State on September 15, 2017.

THIRD: This amendment to the Certificate of Incorporation has been duly authorized by the directors and the requisite stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

FOURTH:  The Certificate of Incorporation is hereby amended by deleting the text of Section 4.1 of Article 4 in its entirety and replacing such text with the following:

4.1 The aggregate number of shares the corporation has authority to issue is 27,500,000 shares, par value of $0.001 per share, consisting of 25,000,000 shares of Common Stock and 2,500,000 shares of undesignated Preferred Stock. The Board of Directors of the Corporation has the authority, without first obtaining approval of the stockholders of the corporation or any class thereof, to establish from the undesignated shares of Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more series of Preferred Stock and to fix the number of shares, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such class or series.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on May 11, 2018.

CELCUITY INC.

/s/ Brian F. Sullivan
Name:	Brian F. Sullivan
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CELCUITY INC.

Celcuity Inc., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law, as amended, through its duly authorized officer and by the authority of its Board of Directors does hereby certify that:

FIRST: The name of the corporation is Celcuity Inc. (the “Corporation”).

SECOND: The Corporation’s certificate of incorporation was originally filed with the Delaware Secretary of State on September 15, 2017 and was amended on May 11, 2018 (as amended, the “Certificate of Incorporation”).

THIRD: This amendment to the Certificate of Incorporation has been duly authorized by the directors and the requisite stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

FOURTH:  The Certificate of Incorporation is hereby amended by deleting the text of Section 4.1 of Article 4 in its entirety and replacing such text with the following:

4.1 The aggregate number of shares the corporation has authority to issue is 32,500,000 shares, par value of $0.001 per share, consisting of 30,000,000 shares of Common Stock and 2,500,000 shares of undesignated Preferred Stock. The Board of Directors of the Corporation has the authority, without first obtaining approval of the stockholders of the corporation or any class thereof, to establish from the undesignated shares of Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more series of Preferred Stock and to fix the number of shares, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such class or series.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on May 12, 2022.

CELCUITY INC.

/s/ Brian F. Sullivan
Name:	Brian F. Sullivan
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CELCUITY INC.

Celcuity Inc., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law, as amended, through its duly authorized officer and by the authority of its Board of Directors does hereby certify that:

FIRST: The name of the corporation is Celcuity Inc. (the “Corporation”).

SECOND: The Corporation’s certificate of incorporation was originally filed with the Delaware Secretary of State on September 15, 2017 and was amended on May 11, 2018 and May 12, 2022 (as amended, the “Certificate of Incorporation”).

THIRD: This amendment to the Certificate of Incorporation has been duly authorized by the directors and the requisite stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

FOURTH:  The Certificate of Incorporation is hereby amended by deleting the text of Section 4.1 of Article 4 in its entirety and replacing such text with the following:

4.1 The aggregate number of shares the corporation has authority to issue is 67,500,000 shares, par value of $0.001 per share, consisting of 65,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock, which includes 1,850,000 shares that have been designated as Series A Convertible Preferred Stock and 650,000 shares of undesignated Preferred Stock. The Board of Directors of the Corporation has the authority, without first obtaining approval of the stockholders of the corporation or any class thereof, to establish from the undesignated shares of Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more series of Preferred Stock and to fix the number of shares, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of such class or series.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on September 1, 2022.

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Name:	Brian F. Sullivan
Title:	Chief Executive Officer